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                                                                   EXHIBIT 23.4


  INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement of Keystone Financial, Inc. on Form S-3 of our report with respect to the consolidated financial statements of Elmwood Bancorp, Inc. and subsidiary for the year ended December 31, 1993, dated January 24, 1994, appearing in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1995.

  /s/ Deloitte & Touche LLP

  DELOITTE & TOUCHE LLP

  Philadelphia, Pennsylvania
  March 29, 1996